UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009

Yi Xin International Copper, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52682	26-1364740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Guiba Road, Guixi District
Yingtan City, Jiangxi Province
(Address of principal executive offices and Zip Code)

86 701 333 8111
(Registrant's telephone number, including area code)

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Explanatory Statement

On December 4, 2009, Yi Xin International Copper, Inc. filed a Current Report on Form 8-K to report the resignation of director Ken Barun (the “Original 8-K”).  This amendment to the Original 8-K is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K solely to file as an exhibit the letter received by the Company from Mr. Barun pursuant to the opportunity afforded Mr. Barun by the Company to respond to the Original 8-K.  Otherwise, the Original 8-K is restated herein in its entirety.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Departure of Director

On November 24, 2009, Ken Barun, a director of Yi Xin International Copper, Inc., (the “Company”), resigned from his position with the Company, effective immediately.  Mr. Barun cited the inability of the Company to meet certain terms agreed upon and its inability to provide up to date financial information, make certain necessary filings and establish corporate controls as the reasons for his resignation.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with the Current Report on Form 8-K:

Exhibit	Description

17.1	An email from Mr. Barun, dated November 24, 2009, concerning his resignation.

17.2	An email from Mr. Barun, dated December 4, 2009, concerning his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YI XIN INTERNATIONAL COPPER, INC.

Date: December 8, 2009	By:	/s/ Linquan Hu
Linquan Hu
Chief Executive Officer

EXHIBITS

The following exhibits are filed with the Current Report on Form 8-K:

Exhibit	Description

17.1	An email from Mr. Barun, dated November 24, 2009, concerning his resignation.

17.2	An email from Mr. Barun, dated December 4, 2009, concerning his resignation.